8

EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 13, 2006 (with respect to Note H [11] (c), April 19, 2006) with respect to our audit of the financial statements of Torvec, Inc. and subsidiaries [a development stage company] included in the Annual Report on Form 10-KSB for the year ended December 31, 2005.
/S/ EISNER LLP

New York, New York
November 14, 2006